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                                2,500,000 Shares


                                 MEDIRISK, INC.


                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                                  May ____, 1998


SUNTRUST EQUITABLE SECURITIES CORPORATION
J.C. BRADFORD & CO.
JEFFERIES & COMPANY, INC.

  As Representatives of the Several Underwriters
c/o  SUNTRUST EQUITABLE SECURITIES CORPORATION
     800 Nashville City Center
     Nashville, Tennessee 37219-1743

Dear Sirs:

         Medirisk, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,250,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), to the several Underwriters named in
Schedule II hereto (the "Underwriters"), and the persons named in Schedule I hereto as selling stockholders (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 250,000 shares of Common Stock. The 2,250,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 250,000 shares of Common Stock to be sold by the Selling Stockholders are hereinafter referred to as the "Firm Shares." In addition, solely for the purpose of covering over-allotments, the Company and the persons named in Schedule I hereto propose to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 375,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."



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The Company and the Selling Stockholders are sometimes referred to collectively herein as the "Sellers."

         The Sellers wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement relating to the offering of the Shares is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and deemed incorporated by reference pursuant to Form S-3 under the Act. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing


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Prospectus, the Prospectus or any amendment or supplement thereto.

         2. AGREEMENTS TO SELL AND PURCHASE. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Sellers herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $ per share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

         Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Sellers herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees to purchase from each Selling Stockholder at the purchase price share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of each such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

         The Company and the Selling Stockholders also agree, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company and the Selling Stockholders, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised, in whole or in part, at any time and from time to time prior to 9:00 p.m., Nashville, Tennessee time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 375,000 Additional Shares of which up to an aggregate of 229,410 may be purchased from the Company and of which up to an aggregate of 145,590 may be purchased from the Selling Stockholders. The maximum number of Additional Shares subject to sale by each Selling Stockholder shall be as set forth opposite the name of such Selling Stockholder on Schedule I hereto. Additional Shares may be purchased solely to cover over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, on a pro rata basis, the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of


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such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         Certificates in transferable form for the Shares that each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with [name] (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing Mark A. Kaiser and Kenneth M. Goins, Jr. as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and the other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact represents that he is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expense to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other actions as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform its duties under the Custody Agreement.

         3. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of SunTrust Equitable Securities Corporation, 800 Nashville Center, Nashville, Tennessee 37219-1743, at 9:00 A.M., Nashville, Tennessee time, on May ___, 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you, the Company and the Attorneys-in-Fact.


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         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of SunTrust Equitable Securities Corporation at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you, the Company and the Attorneys-in-Fact.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 8:30 A.M., Nashville, Tennessee time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Nashville, Tennessee for inspection and packaging not later than 8:30 A.M., Nashville, Tennessee time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds to such account as the Company directs.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or any Abbreviated Registration Statement to be declared or, in the case of an Abbreviated Registration Statement, to become effective before the offering of the Shares may commence, the Company will endeavor to cause the registration statement or such post-effective amendment or Abbreviated Registration Statement to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment or Abbreviated Registration Statement has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the registration statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) during the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a


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material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge, four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

                  (d) The Company will not (i) file any amendment to the registration statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act which upon filing becomes an Incorporated Document, without delivering a copy of such information, documents or reports to you prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter


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or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with the Act, the Exchange Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or Incorporated Document and will expeditiously furnish copies thereof to the Underwriters and dealers in such quantities as you shall request. In the event that the Company and you agree that the Prospectus should be amended or supplemented or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith subject to your delivery of reasonably


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satisfactory documentation substantiating such expenses.

                  (k) The Company will apply the net proceeds from the sale of the Shares by the Company substantially in accordance with the description set forth in the Prospectus

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) The Company will not (and will not announce or otherwise disclose any intention to) offer to sell, contract to sell, sell or otherwise transfer or dispose of, or grant any option or warrant to purchase, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) for a period of 120 days after the date of the Prospectus (the "Lock-up Period") without the prior written consent of SunTrust Equitable Securities Corporation, except for (i) the sale of the Shares to the Underwriters pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon exercise of options or warrants disclosed to be outstanding in the Prospectus, and (iii) the grant pursuant to stock option plans described in the Prospectus of stock options not exercisable during the Lock-up Period.

                  (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current [executive] officers and directors on or before the date of this Agreement.

                  (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (p) The Company will timely file with The Nasdaq Stock Market a notification form for listing of additional shares on The Nasdaq Stock Market with respect to the Shares.

         6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees with the several Underwriters as follows:

                  (a) Such Selling Stockholder will take all reasonable actions in cooperation with the Company and the Underwriters to cause the registration statement, any Abbreviated Registration Statement and any post-effective amendment thereto to become effective at the earliest possible time.

                  (b) Such Selling Stockholders will pay all federal and other taxes, if any, on the transfer or sale of any Shares that are sold by such Selling Stockholder to the Underwriters.


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                  (c) Such Selling Stockholder will do or perform all things required to be done or performed by such Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares by such Selling Stockholder pursuant to this Agreement.

                  (d) Such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, or grant any option to purchase, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), except for the sale of Shares to the Underwriters pursuant to this Agreement, or exercise any registration rights with respect to the sale of Common Stock for a period of 120 days after the date of the Prospectus, without the prior written consent of SunTrust Equitable Securities Corporation.

                  (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information relating to such Selling Stockholder and of any change in the Company's condition (financial or other), business, prospectus, properties, net worth or results of operations or any other information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto that comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect or that any statement made in the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein, in light of the circumstances under which were made, not misleading in any material respect.

                  (g) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) Each Prepricing Prospectus included as part of the registration


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statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The Company meets the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective, and also in such form as it may be when any post-effective amendment thereto or any Abbreviated Registration Statement shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

                  (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive or similar rights (other than such rights as shall terminate upon completion of, and be inapplicable to, the offering contemplated hereby) and have been issued and sold in compliance with all Federal and state securities laws. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect").

                  (e) All of the Company's subsidiaries (as defined in the Act) are listed on Exhibit A hereto and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly registered and qualified to conduct its


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business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration, except where the failure so to register or qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto).

                  (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or an Incorporated Document that are not described or filed as required by the Act or the Exchange Act. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute, to the Company's knowledge, no such action or dispute is threatened.

                  (g) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where such violation would not have a Material Adverse Effect, or (iii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such default would not have a Material Adverse Effect.

                  (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, all of which have been or will be effected in accordance with this Agreement, and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any indenture, bond, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or violates or will violate any current statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance (a "Lien" and collectively, "Liens") upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their respective property or assets is subject (except for such conflict or conflicts, violation or violations, or Lien or Liens that, singly or in the aggregate, would not have a Material Adverse Effect).

                  (i) The accountants, KPMG Peat Marwick LLP and Ernst & Young LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto), or incorporated by reference therein, are independent public accountants as required by the Act and the Exchange Act.

                  (j) The consolidated financial statements, together with the related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply in all material respects with the requirements of the Act and the Exchange Act and present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial information included in the Registration Statement and Prospectus (and any amendment or supplement thereto) and the Incorporated Documents has been prepared in accordance with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission with respect to pro forma financial information (including Article 11 of Regulation S-X) and have been properly computed on the basis described therein, and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and the Incorporated Documents were made on a reasonable basis, and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and the Incorporated Documents are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and otherwise on the basis stated in the Registration Statement, Prospectus and Incorporated Documents.

                  (k) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether applied at law or in equity).

                  (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the consolidated short-term or long-term debt, of the Company and the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                  (m) Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and the Subsidiaries has good title to all personal property described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus. All the property described in the Prospectus as being held under lease by the Company or any of the Subsidiaries is held by it under valid, subsisting and enforceable leases, subject to the qualification that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether applied at law or in equity).

                  (n) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act and state securities or Blue Sky laws.

                  (o) Each of the Company and the Subsidiaries has such permits, licenses, franchises, authorizations and clearances ("Permits") of governmental or regulatory authorities as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; subject to such qualifications as may be set forth in the Prospectus, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit, subject in each case to such qualifications as may be set forth in the Prospectus. Except as described in the Prospectus, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (p) The property, assets and operations of the Company and the Subsidiaries comply in all respects with all applicable federal, state and local laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (the "Environmental Laws"), except where the failure to so comply would not have a Material Adverse Effect. To the Company's knowledge, none of the Company's nor any of the Subsidiaries' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by or form the basis of liability under any Environmental Laws (a "Hazardous Material") into the environment or is in contravention of any federal, state, local or foreign law, order or regulation. Neither the Company nor any of the Subsidiaries has received any notice or claim, nor are there any pending or, to the Company's best knowledge, threatened or reasonably anticipated lawsuits or other proceedings against it with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any of the Subsidiaries has any material contingent liability in connection with any release of Hazardous Material into the environment.

                  (q) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. To the Company's knowledge, all policies of insurance insuring the Company and each of the Subsidiaries or their respective business, assets, employees, officers and directors are in full force and effect, and the Company and each of the Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (t) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed, such returns and forms are complete and correct, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except (i) such taxes as are being contested in good faith and as to which adequate reserves have been provided, (ii) for the grant of extensions for the filing of such returns and forms and payment of any taxes, interest and penalties due thereon for which adequate reserves have been established with respect to such returns and forms, and (ii) all such failures to file or pay that would not, individually or in the aggregate, have a Material Adverse Effect. All payroll withholdings required to be made by the Company or any of the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate in all materials respects to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the best knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any of the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

                  (u) No holder of any security of the Company has any right (other than rights that have been validly waived) to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated by this Agreement and, except as disclosed in the Prospectus, no person has the right to require registration under the Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

                  (v) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and, to the knowledge of the Company, the Company is not infringing upon the rights of any other person with respect to the foregoing.

                  (w) The Company is not, and, upon the sale of the Shares to be issued and sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (x) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform with the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally but not jointly, represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder now has or has the right to acquire, and on the Closing Date and any Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer or other defect in title.

                  (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date will have, full corporate power and authority (if such Selling Stockholder is a corporation) or full authority (if such Selling Stockholder is a trust) to execute and deliver this Agreement and the Custody Agreement and to perform such Selling Stockholder's obligations hereunder and thereunder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, and upon delivery of and payment for such Shares hereunder the several Underwriters will acquire valid and marketable title to such Shares, free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title.

                  (c) This Agreement and the Custody Agreement have been duly authorized, and in the case of this Agreement, when executed and delivered on behalf of such Selling Stockholder in accordance with the Custody Agreement, have been duly executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and except as enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act, the Exchange Act or state securities or Blue Sky laws governing the purchase and distribution of the Shares) or any other approval or conflicts or will conflict with or constitutes or will constitute a material breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is or may be bound or to which any of the Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgement, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                  (e) Such Selling Stockholder has reviewed the Registration Statement and the Prospectus. The Registration Statement does not contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder required to be stated therein or necessary to make the statements therein with respect to such Selling Stockholder not misleading, and the Prospectus and any amendment or supplement thereto does not contain an untrue statement of a material fact with respect to such Selling Stockholder or omit to state any material fact with respect to such Selling Stockholder required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading and, except as disclosed in the Registration Statement and the Prospectus, such Selling Stockholder knows of no material adverse information concerning the current or prospective operations of the Company.

                  (f) The representations and warranties of such Selling Shareholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date will be, true and correct.

                  (g) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

         9. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if (i) a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and (ii) the Company delivered the Prospectus to the several Underwriters no later than 1:00 p.m., Nashville, Tennessee time, on the first business day following the date of this Agreement, in such quantity as the Underwriters shall have reasonably requested. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised that, in the written opinion of its counsel, representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by SunTrust Equitable Securities Corporation, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter set forth in Section 9(a) hereof (but only with respect to information relating to such Selling Stockholder contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or any amendment or supplement thereto and subject to Section 9(g) hereof). In case any action or claim shall be brought or asserted against any Underwriter or any such controlling person in respect of which indemnity may be sought against the Selling Stockholders pursuant to this paragraph (c), the Selling Stockholders shall have the rights and duties given to the Company, and each Underwriter and any such controlling person shall have the rights and duties given to the Underwriters, under paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Selling Stockholders may otherwise have.

                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholders and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, the Selling Stockholders or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholder and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Stockholders, and the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (f) The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

                  (g) Notwithstanding any other provision of this Section 9, the liability of any Selling Stockholder for indemnification or contribution under this Section 9 shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 2 hereof.

                  (h) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, the Selling Stockholders or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

         10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment or Abbreviated Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any officer or director of the Company or any of the Subsidiaries, or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as

Representatives of the several Underwriters, materially, adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date an opinion of Alston & Bird LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect, based, as to matters of fact, upon a certificate of an officer of the Company;

                  (ii) Each Subsidiary is a corporation in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect, based, as to matters of fact, upon a certificate of an officer of the Company; and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company free and clear of any perfected security interest, except as disclosed in the Registration Statement;

                  (iii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description contained in the Company's Form 8-A, filed with the Commission on January 17, 1997 under the caption "Description of Capital Stock";

                  (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

                  (v) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of (A) any preemptive rights arising under the Company's certificate of incorporation or the

         Delaware General Corporation Law or (B) to the knowledge of such counsel, similar rights arising under any agreement which is made an exhibit to the Registration Statement that entitle or will entitle any person to acquire any shares of capital stock of the Company upon the issuance and sale of the Shares by the Company, other than those rights which have been validly waived;

                  (vi) The form of certificate for the Shares conforms to the requirements of the Delaware General Corporation Law;

                  (vii) Such counsel has received oral confirmation from the staff of the Commission that the Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                  (viii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company;

                  (ix) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any, indenture, bond, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound that is made an exhibit to the Registration Statement or any Incorporated Document, or to the knowledge of such counsel will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law or regulation known to such counsel and applicable to the Company or any of the Subsidiaries or any of their respective properties;

                  (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or any of the Subsidiaries (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                  (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                  (xii) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

                  (xiii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

                  (xiv) Except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require the Company to register under the Act any shares of Common Stock or other securities of the Company, and any registration rights in connection with the offering contemplated hereby have been validly waived;

                  (xv) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (xvi) All documents incorporated by reference in the Prospectus (excluding any financial statements and footnotes thereto and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act;

                  (xvii) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder;

                  (xviii) To the knowledge of such counsel, each Selling Stockholder has full legal right, power and authorization to sell, assign, transfer and deliver valid and unencumbered title to the Shares such Selling Stockholder has agreed to sell pursuant to this Agreement and to execute this Agreement and the Custody Agreement and to perform its agreements hereunder and thereunder; and upon delivery of such Shares pursuant to this Agreement and payment therefor as contemplated herein, the Underwriters will acquire good and marketable title to such Shares free and clear of any adverse claim; and

                  (xix) To the knowledge of such counsel, the execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any material agreement, indenture, mortgage or other instrument to which any Selling Stockholder is a party or by which any of them or any of their respective assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to any Selling Stockholder or to any of the respective property assets of any Selling Stockholder.

                  Such opinion may be limited by and in accordance with the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and banking Law Section of the State Bar of Georgia, which Interpretive Standards may be incorporated therein by reference. Alston & Bird LLP shall confirm in its opinion letter that it has received certificates of good standing for the Company from the States of Georgia and Delaware, which certificates shall be attached as an exhibit to such opinion letter. Alston & Bird LLP shall further confirm that, to its knowledge, the issuance and sale of the Shares being issued at the Closing Date or the Option Closing Date and the performance of this Agreement and the consummation of the transactions contemplated hereby does not violate any order, judgment or decree of any court of governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

                  In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any amendment or supplement to the Prospectus, as of its date, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the federal laws of the United States or the States of Georgia or the corporation law of the State of Delaware, provided, however that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance, satisfactory to them and counsel for the Underwriters and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                  (d) You shall have received on the Closing Date an opinion of Barry Burt, Corporate Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, that each Subsidiary is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its organization.

                  (e) You shall have received on the Closing Date an opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (v) (other than subclause (B) thereof),
(vii), (viii), (xi) and the penultimate paragraph of Section 10(c) hereof and such other related matters as you may request. In rendering their opinion, Dewey Ballantine LLP may rely as to matters of Georgia law upon the opinion of Alston & Bird LLP.

                  (f) You shall have received letters addressed to you and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP and Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, contemplated by the Commission at or prior to the Closing Date and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company and the Subsidiaries, taken as a whole, from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) neither the Company nor any of the Subsidiaries shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), as to the matters set forth in this Section 10(g) and in Section 10(h) hereof.

                  (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (i) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders as to the matters set forth in this Section 10(i) and in Section 10(j) hereof.

                  (j) The Selling Stockholders shall have performed or complied in all material respects with all of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (k) The Shares shall have been approved for quotation subject to notice of issuance on The Nasdaq Stock Market's National Market.

                  (l) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested, provided that such request or requests shall be furnished to the Company as soon as is reasonably practicable.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you, as Representatives of the several Underwriters, and counsel for the Underwriters.

         Any certificate or document signed by any officer of the Company or by or on behalf of any Selling Stockholder and delivered to you, as Representatives of the several Underwriters, or to counsel for the Underwriters, shall be deemed a representation or warranty by the Company or such Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) and paragraphs (i) and (l) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

         11. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation by the Company, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them (but not exceeding nine months after the date of this Agreement, after which time it shall be at the expense of the Underwriters, if so requested); (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the offering of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering; provided, however that such fees and expenses shall not exceed $5000;
(viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) the performance by the Company of its other obligations under this Agreement.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Abbreviated Registration Statement to be declared or become effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or such Abbreviated Registration Statement has, pursuant to the provisions of Rule 462 under the Act, become effective. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you shall specify in accordance with the Master Agreement among Underwriters of SunTrust Equitable Securities Corporation, to purchase the Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or any Seller. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter agreed, but failed or refused, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Sellers, by notice to the Company and the Attorneys-in-Fact, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in

New York shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization and passive market making legends on the inside front cover page and the statements in the first, third, fifth and sixth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

         15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Two Piedmont Center, Suite 400, 3565 Piedmont Road, N.E., Atlanta, Georgia 30305, Attention: Kenneth M. Goins, Jr., Executive Vice President and Chief Financial Officer, with a copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: Douglas B. Chappell, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of SunTrust Equitable Securities Corporation, 800 Nashville Center, Nashville, Tennessee 37219-1743, Attention: John C. Burch, Jr., Managing Director, Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Donald J. Murray, Esq.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholders and the controlling persons referred to in Section 9 hereof and, to the extent provided herein, their respective successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed within the State of Georgia.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.



                                    Very truly yours,

                                    MEDIRISK, INC.



                                    By:
                                         ---------------------------------
                                         Mark A. Kaiser
                                         Chairman of the Board, President
                                          and Chief Executive Officer


                                    EACH OF THE SELLING STOCKHOLDERS
                                    NAMED IN SCHEDULE I HERETO


                                    By:
                                         ---------------------------------
                                         [                            ]
                                         As Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SUNTRUST EQUITABLE SECURITIES CORPORATION
J.C. BRADFORD & CO.
JEFFERIES & COMPANY, INC.


 As Representatives of the Several Underwriters

By: SUNTRUST EQUITABLE SECURITIES CORPORATION




By:
    -----------------------------------
    Managing Director

                                   SCHEDULE I

                                 Medirisk, Inc.

                              SELLING STOCKHOLDERS



Selling Stockholder                                   Number of Firm Shares              Number of Additional Shares
-------------------                                   ---------------------              ---------------------------
HealthPlan Services Corporation.........                    188,418                                109,732
Sears Pension Trust.....................                     61,582                                 35,858
                                                            -------                                -------

                 Total..................                    250,000                                145,590
                                                            =======                                =======

                                   SCHEDULE II


                                 Medirisk, Inc.


Underwriter                                                                         Number of
-----------                                                                        Firm Shares
                                                                                   -----------
SunTrust Equitable Securities Corporation.......................................
J.C. Bradford & Co..............................................................
Jefferies & Company, Inc........................................................

                                    Total.......................................    2,500,000
                                                                                    =========

                                                                       EXHIBIT A

                                 Medirisk Inc.

                                  Subsidiaries


                  Medirisk of Illinois, Inc.
                  Medirisk of Missouri, Inc.
                  CIVS, Inc.
                  CareData Reports, Inc.
                  Medsource, Inc.
                  HealthDemographics, Inc.